EXHIBIT 5.1

DLA Piper LLP (US)
4365 Executive Drive, Suite 1100
San Diego, California 92121-2133
T: (858) 677-1400
F: (858) 677-1401
www.dlapiper.com

August 14, 2013

Lpath, Inc.
4025 Sorrento Valley Blvd.,
San Diego, California 92121

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

As legal counsel for Lpath, Inc., a Nevada corporation (the “Company”), we are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, of up to 1,015,715 shares (the “Shares”) of the common stock, $0.001 par value (the “Registration Statement”), of the Company which may be issued pursuant to the Lpath, Inc. Amended and Restated 2005 Equity Incentive Plan (the “Plan”).

In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Registration Statement, the Plan, the Articles of Incorporation of the Company, and the Bylaws of the Company as currently in effect and minutes of all pertinent meetings and actions of the Board of Directors of the Company.

We have also examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.  We have also assumed that the offer and sale of the Shares complies in all respects with the terms, conditions and restrictions set forth in the Registration Statement and the Plan. The Company has represented to us and we have also assumed that the Company has reserved from its duly authorized capital stock a sufficient number of shares of common stock as were approved by the Company’s stockholders for issuance under the Plan. We have also assumed that the Company will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved common stock, solely for the purpose of enabling it to issue the Shares in accordance with the Plan, as applicable, the number of Shares which are then issuable and deliverable upon the settlement of awards under the Plan.  We are admitted to practice only in the State of California and we express no opinion concerning any law other than the corporation laws of the State of Nevada and the federal law of the United States. As to matters of Nevada corporation law, we have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in standard, unofficial compilations. We have not obtained opinions of counsel licensed to practice in jurisdictions other than the State of California.  No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Based on such examination and the foregoing assumptions, we are of the opinion that the Shares which may be issued under the Plan are duly authorized shares of the Company’s common stock, and, when issued against receipt of the consideration therefor in accordance with the provisions of the Plan, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion speaks only at and as of its date and is based solely on the facts and circumstances known to us and as of such date. In addition, in rendering this opinion, we assume no obligation to revise, update or supplement this opinion (i) should the present aforementioned laws be changed by legislative action, judicial decision or otherwise, or (ii) to reflect any facts or circumstances which may hereafter come to our attention.

Very truly yours,

/s/ DLA PIPER LLP (US)